Exhibit 99.1

LEGAL - 110853455.2 To holders of Norwegian Depository Receipts (“NDRs”), and Equro (as defined below) as registered holder of the underlying common shares, in: BRUTON LIMITED (THE “COMPANY”) NOTICE OF SPECIAL GENERAL MEETING Friday, October 30, 2026 Notice is hereby given that the Special General Meeting (the “SGM”) of the shareholders (the “Shareholders”) of Bruton Limited (Ticker: “BRUT”, the “Company”) will be held on Friday, October 30, 2026 at 9.00 a.m. Bermuda time (ADT) via Microsoft Teams originating at the Company’s registered office at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda. The Microsoft Teams link and joining instructions will be sent by the Company Secretary, by email, to each person entitled to attend who has given notice of intention to attend in accordance with the Company’s bye-laws (including by way of the Attendance Slip in Schedule 3) or who has delivered a valid proxy. The SGM is called for the following purposes: To consider and vote upon a proposal to approve the Bermuda law statutory merger agreement, dated October 16, 2026, among the Company, International Seaways, Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands whose shares are listed on the New York Stock Exchange (“INSW”), and Bravo Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and an indirect wholly-owned subsidiary of INSW through International Seaways Operating Corporation Ltd. (“Merger Sub”) (the “Bermuda Merger Agreement”), and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company, with the Company as the surviving company (the “Merger”) and becoming an indirect wholly-owned subsidiary of INSW. The other agreement relating to the Merger is the transaction agreement among the Company, INSW and Merger Sub (as amended, the “Transaction Agreement”), which is not being submitted to Shareholders for approval. At the effective time of the Merger as set out in the certificate of merger issued by the Registrar of Companies in Bermuda (the “Effective Time”), each common share of the Company, par value US$0.10 per share (each, a “Company Common Share”), other than shares held by the Company, INSW, Merger Sub or any of their respective subsidiaries and Dissenting Company Shares (as defined below), will be cancelled and converted into the right to receive 0.05190 INSW common shares (the “Per Share Stock Consideration”), except that each Company Common Share whose holder (including through NDRs) holds in aggregate 10,000 or fewer Company Common Shares will be cancelled and converted into the right to receive US$6.3044 in cash (the “Per Share Cash Consideration”), in each case subject to adjustment as provided in the Bermuda Merger Agreement. For these purposes, “Companies Act” means the Companies Act 1981, as amended, and "Dissenting Company Shares" means Company Common Shares registered, immediately prior to the Effective Time, in the name of a shareholder who did not vote in favour of the Merger at the SGM and who (a) has validly elected, in accordance with Schedule 1, to be paid the Fair Value (as defined in Schedule 1), or (b) has applied to the Supreme Court of Bermuda under section 106(6) of the Companies Act to appraise the fair value of its Company Common Shares, and has not withdrawn that application. The foregoing proposal is referred to herein as the “Merger Proposal.” Further details regarding this proposal are set out in Schedule 1 hereto. The Bermuda Merger Agreement is available on our website at https://bruton-ltd.com under “Investor Relations”. If you would like to receive a hard copy of the Bermuda Merger Agreement, please request a copy by email to MiHong.Yoon@golar.com. Voting, Attendance and Dissent Rights for NDR Holders Your beneficial holding of shares in the Company is registered in the Norwegian Central Securities Depository, Euronext Securities Oslo (the “VPS”) as NDRs. The registered holder of the corresponding number of underlying common shares in the Company is Equro Issuer Services AS (“Equro”). You may participate in the SGM in one of the following ways. (a) Instructing Equro. Complete the voting instruction form included in Schedule 2 hereto and return it to Equro as instructed therein no later than 9.00 a.m. Bermuda time (ADT) on Wednesday, October 28, 2026. Equro will vote the underlying Company Common Shares as you instruct.

LEGAL - 110853455.2 (b) Voting at the SGM as Equro’s proxy. Should you wish to cast your votes directly in the SGM instead of instructing Equro, please contact Equro to obtain a proxy and provide it to the Company Secretary, Mi Hong Yoon, at MiHong.Yoon@golar.com no later than two business days prior to the SGM, and contact the Company Secretary to receive the meeting link. A proxy allows you to vote only. You will not become a registered shareholder, and you will not be able to exercise the dissent rights described in paragraph (c) below. (c) Converting your NDRs (required to exercise dissent rights). The rights described in Schedule 1 to elect to be paid the Fair Value, or to apply to the Supreme Court of Bermuda under section 106(6) of the Companies Act, may be exercised only by a shareholder registered in the Company's register of members. Equro will not exercise these rights on behalf of NDR holders. Therefore, a NDR holder wishing to exercise them must: (i) cancel its NDRs and be registered in its own name as the holder of the underlying Company Common Shares before the SGM; (ii) not vote in favour of the Merger, and not return the voting instruction form in Schedule 2 or otherwise instruct Equro to vote those shares; (iii) remain registered until the Effective Time; and (iv) deliver any election, or make any application to the Court, by Thursday, November 19, 2026. A converted holder wishing to attend and vote at the SGM in person or by proxy must also complete the Attendance Slip in Schedule 3 and deliver it to the Company Secretary at the Company’s registered office at least 48 hours before the SGM, in accordance with the Company’s bye-laws. Conversion may take several business days; NDR holders should contact Equro at info@equro.com and their VPS account operator immediately. Any questions in respect of this Notice or the matters on the agenda may be directed to Mi Hong Yoon, Company Secretary, at MiHong.Yoon@golar.com. This Notice is sent to Equro as registered holder of the Company’s common shares and to holders of NDRs on record as of the close of business on Friday, October 16, 2026 (the “Record Date”), also being the NDR holders eligible to instruct Equro to vote for their respective underlying common shares. Important Notice to U.S. Holders The proposed business combination is made for the securities of a non-U.S. company (Bruton Limited), by means of the Merger. The Merger is subject to disclosure and procedural requirements of a foreign country that are different from those of the U.S. The financial information relating to the Company contained in the documents, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements and financial information of U.S. companies. It may be difficult for U.S. holders of Company securities to enforce their rights and any claim they may have arising under the federal securities laws of the U.S., since the Company is incorporated in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that INSW will acquire Company securities through privately negotiated purchases and may also purchase Company securities otherwise than pursuant to the Merger, such as in open market purchases. The issuance of INSW common shares in the Merger will be made in reliance on an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to Rule 802 thereunder. In accordance with this exemption, with respect to the new INSW common shares to be issued in the Merger, INSW will furnish to the U.S. Securities and Exchange Commission (the “SEC”) on Form CB any informational document it publishes or otherwise disseminates to holders of Company securities in connection with the Merger. Investors and holders of Company securities are urged to read the Form CB, informational documents and all other relevant documents furnished to the SEC in connection with the Merger, as well as any amendments or supplements to those documents. You are able to obtain a free copy of the Form CB and any other informational documents, as well as other related documents, at the SEC’s website (www.sec.gov). The receipt of the Per Share Stock Consideration or the Per Share Cash Consideration in connection with the Merger may be a taxable transaction for U.S. federal income tax purposes and under applicable state, local,

LEGAL - 110853455.2 foreign and other tax laws. Holders of Company securities are urged to consult their own tax advisors regarding the tax consequences of the Merger. Neither the SEC nor any U.S. state securities commission has approved or disapproved the securities to be issued in connection with the Merger, passed upon the merits or fairness of the Merger or passed upon the accuracy or adequacy of this Notice. Any representation to the contrary is a criminal offense. October 19, 2026 For the Board of Directors Bjørn Isaksen Director and Chairman

LEGAL - 110853455.2 SCHEDULE 1 – DETAILS REGARDING PROPOSAL DETAILS REGARDING PROPOSAL FOR THE SPECIAL GENERAL MEETING On October 16, 2026, the Company, INSW and Bravo Ltd. entered into the Transaction Agreement, which refers to the Bermuda Merger Agreement, a Bermuda law statutory merger agreement among the Company, INSW and Merger Sub. Pursuant to the Bermuda Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving company and becoming an indirect wholly-owned subsidiary of INSW. The Shareholders are being asked to approve only the Bermuda Merger Agreement and the transactions contemplated thereby, including the Merger, and not the Transaction Agreement. A copy of the Transaction Agreement is enclosed with this Notice for information only. Pursuant to the Bermuda Merger Agreement, at the Effective Time, each Company Common Share (other than shares held by the Company, INSW, Merger Sub or any of their respective subsidiaries and Dissenting Company Shares) will be cancelled and converted into the right to receive 0.05190 INSW common shares (the “Per Share Stock Consideration”), except that each Company Common Share whose holder (including through NDRs) holds in aggregate 10,000 or fewer Company Common Shares will be cancelled and converted into the right to receive US$6.3044 in cash (the “Per Share Cash Consideration”), in each case subject to adjustment as provided in the Bermuda Merger Agreement. The Board of Directors of the Company (the “Board”) has unanimously determined that the Bermuda Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, has approved and authorised the Bermuda Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that the Company’s shareholders vote “FOR” the Merger Proposal. As part of this recommendation, the Company Board has requested and received a fairness opinion from Pareto Securities AS concluding that each of the Per Share Stock Consideration and Per Share Cash Consideration is fair from a financial point of view to the Company shareholders (the “Fairness Opinion”. The Fairness Opinion is available on our website at https://bruton-ltd.com under “Investor Relations”. If you would like to receive a hard copy of the Fairness Opinion, please request a copy by email to MiHong.Yoon@golar.com. Your vote is very important regardless of the number of Company Common Shares that you own, including through NDRs. The Merger cannot be completed without the approval and authorisation of the Bermuda Merger Agreement and the transactions contemplated thereby, including the Merger, and the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding Company Common Shares represented and voting at the SGM. The Transaction Agreement is not being submitted to Shareholders for approval. For the purposes of section 106(2)(b)(i) of the Companies Act, the Board has determined that the fair value of each Company Common Share is US$5.16 (the "Fair Value"). A dissenting shareholder is entitled to be paid the Fair Value of its shares. Accordingly, a shareholder who does not vote in favour of the Merger may elect to be paid the Fair Value in cash in respect of all its Company Common Shares by delivering written notice of that election, signed by or on behalf of the registered holder, to the Company Secretary at the Company's registered office by Thursday, November 19, 2026 (being within one month of the giving of this Notice). An election is irrevocable. A shareholder who does not vote in favour of the Merger and is not satisfied that it has been offered fair value may, by the same date, apply to the Supreme Court of Bermuda to appraise the fair value of its Company Common Shares pursuant to section 106(6) of the Companies Act. Such an application will be treated as an election to be paid the Fair Value in respect of all that shareholder’s Company Common Shares. Company Common Shares held by a shareholder who did not vote in favour of the Merger and who has made such an election or application (and has not withdrawn the application) are "Dissenting Company Shares". Dissenting Company Shares will be cancelled and converted into the right to receive the Fair Value in cash, payable by the Company (as the surviving company of the Merger) within one month after the later of the Effective Time and receipt of the election or application, and, where an application has been made and the fair value appraised by the Supreme Court of Bermuda exceeds the Fair Value, a further cash payment of that excess, in each case as provided in the Bermuda Merger Agreement. These rights may be exercised only by registered shareholders of Company Common Shares who are registered on the register of members by the Effective Time and remain registered shareholders until the Effective Time (see paragraph (c) under "Voting, Attendance and Dissent Rights for NDR Holders" above for fuller details of eligibility to exercise these rights). INSW is a shipping group incorporated under the laws of the Republic of the Marshall Islands whose common shares are listed on the New York Stock Exchange under the ticker "INSW”. Notes:

LEGAL - 110853455.2 1) The Board has fixed the close of business on Friday, October 16, 2026, as the record date for the determination of the shareholders entitled to receive notice of and to vote at the SGM. The record date does not limit the rights of dissenting shareholders described in this Notice. 2) Pursuant to the Company’s bye-laws a resolution to approve a merger, such as the proposed resolution, shall require the affirmative vote of a simple majority of the votes cast, and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy 33 1/3% of the issued shares of the Company. 3) The chairman of the SGM intends to demand a poll on the Merger Proposal. On a poll, a shareholder entitled to more than one vote need not cast all its votes in the same way.

LEGAL - 110853455.2 SCHEDULE 2 – VOTING INSTRUCTIONS Bruton Limited (the “Company”) Form of Voting Instruction Reference is made to the notice of a Special General Meeting of the Company to be held on October 30, 2026 (the “Notice”). Capitalized terms defined in the Notice shall have the same meaning when used herein. I/We ……………………………………………………………………………………………………… (name of NDR holder) being (a) holder(s) of ………………………………… NDRs each representing the ownership of one common share in the Company on the Record Date hereby instruct Equro Issuer Services AS (“Equro”) to submit the below votes for the underlying common shares my/our NDRs represent and to authorise the Chairperson of the Board of Directors of the Company, or another representative deemed appropriate by Equro (any such person, the “Representative”) to cast the instructed votes at the SGM. For the votes to be cast according to this voting instruction, it must be completed and sent to Equro at its email address info@equro.com by no later than 9.00 a.m. Bermuda time (ADT) on October 28, 2026. (Please indicate with an X in the spaces provided how you wish your vote to be cast on a poll. Should this card be returned duly signed, but without a specific direction, Equro or its Representative will vote or abstain at its discretion. NDR holders who are converting their NDRs in order to exercise dissent rights should not return this form.) Proposals For Against Abstain To approve the Bermuda Merger Agreement and the transactions contemplated thereby, including the Merger, pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving company and becoming an indirect wholly-owned subsidiary of INSW, and pursuant to which each Company Common Share (other than shares held by the Company, INSW, Merger Sub or any of their respective subsidiaries and Dissenting Company Shares) will be cancelled and converted into the right to receive 0.05190 INSW common shares (the “Per Share Stock Consideration”), except that each Company Common Share whose holder (including through NDRs) holds in aggregate 10,000 or fewer Company Common Shares will be cancelled and converted into the right to receive US$6.3044 in cash (the “Per Share Cash Consideration”), in each case subject to adjustment as provided in the Bermuda Merger Agreement. Date: _________________ Signature:1 ____________________________ 1 In case of a legal entity which is not an individual person, the voting instruction must be signed in accordance with registered signatory rights or otherwise pursuant to a valid power of attorney.

LEGAL - 110853455.2 SCHEDULE 3 – ATTENDANCE SLIP Bruton Limited (the “Company”) – Special General Meeting to be held on October 30, 2026 For use by registered shareholders (including former NDR holders who have converted their NDRs). Holders of NDRs who have not converted should not use this form; their votes are given through Equro, which will give its own notice of attendance. I/We ………………………………………… (name of shareholder), being the registered holder(s) of ……………… Company Common Shares, give notice pursuant to Bye-law 70 of the Company’s bye-laws of my/our intention to attend and vote at the SGM in person / by the proxy named below* …………………………… (*delete as appropriate). This slip, together with any power of attorney or other authority under which it is signed (or a notarially certified copy), must be delivered to the Company Secretary at the Company’s registered office, 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda, or by email to MiHong.Yoon@golar.com, no later than 9.00 a.m. Bermuda time (ADT) on Wednesday, October 28, 2026 (being at least 48 hours before the SGM). Date: _________________ Signature: ____________________________